UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report (Date of earliest event reported) October 29, 2014

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

_________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Heritage Oaks Bancorp (“the Company”) is filing this amendment to the Form 8-K filed on October 30, 2014 solely to include the correct Exhibit 10.1.

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2014, the Company filed a Form 8-K containing, among other things, an announcement regarding the entry into an Exchange Agreement with Castle Creek Limited Partners IV, LP (“Castle Creek”).  The 8-K correctly stated that under the terms of the Exchange Agreement, Castle Creek would exchange 1,189,538 shares of the Company’s Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share for shares of the Company’s common stock, no par value, on a one-for-one exchange ratio basis.  However, the Exhibit 10.1 to the 8-K was an incorrect version of the Exchange Agreement which referred to an incorrect number of shares to be exchanged.  This Form 8-K/A is filed with the correct Exhibit to correct this clerical error.

Please refer to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K/A, and the foregoing summary is qualified in its entirety by reference to the same.

Item 9.01. Financial Statements and Exhibits.

10.1	Exchange Agreement, dated October 29, 2014, by and between Heritage Oaks Bancorpand Castle Creek Capital Partners IV, LP.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: October 31, 2014	By: /s/ WILLIAM RAVER William Raver Corporate Secretary